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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       of
                 TENDER LOVING CARE HEALTH CARE SERVICES, INC.
                                       at
                          $1.00 NET PER SHARE IN CASH
                                       by
                          TLC ACQUISITION CORPORATION
                          a wholly owned subsidiary of
                                 E-MEDSOFT.COM

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
     NEW YORK CITY TIME, ON TUESDAY, NOVEMBER 27, 2001, UNLESS THE OFFER IS
                                    EXTENDED.

                                                                October 29, 2001

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase, dated
October 29, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by TLC Acquisition Corporation, a Delaware corporation ("Purchaser") and a wholly owned subsidiary of e-MedSoft.com, a Nevada corporation ("Parent"), to purchase all of the issued and outstanding shares of common stock, par value $0.01 per share ("Shares"), of Tender Loving Care Health Care Services, Inc., a Delaware corporation (the "Company"), at a price of $1.00 per Share (such amount, or any greater amount per Share paid pursuant to the Offer, being the "Per Share Amount"), net to the seller in cash, without interest, upon the terms and subject to the conditions described in the Offer to Purchase and in the related Letter of Transmittal. We are (or our nominee is) the holder of record of Shares held by us for your account. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SHARES MAY BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

    Holders of Shares whose certificates for such Shares (the "Certificates") are not immediately available or who cannot deliver their Certificates and all other required documents to The Bank of New York (the "Depositary") or complete the procedures for book-entry transfer prior to the Expiration date (as defined in Section 1 of the Offer to Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

    We request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is invited to the following:

1. The tender price is $1.00 per Share, net to you in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase;

2.  The Offer is being made for all the issued and outstanding Shares;

3. The Offer is being made pursuant to the terms of an Agreement and Plan of Merger and Reorganization, dated as of October 18, 2001, by and among Parent, Purchaser and the Company (the "Merger Agreement"). The Merger Agreement provides, among other things, for the making of the Offer by Purchaser, and further provides that, as soon as practicable following completion of the Offer, Purchaser will be merged with and into the Company (the "Merger"). The Company
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    will continue after the Merger as the surviving corporation and will be an indirect wholly owned subsidiary of Parent;

4. The Board of Directors of the Company has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including each of the Offer and the Merger, are fair to, and in the best interest of, the holders of Shares, has approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including each of the Offer and the Merger, and has resolved to recommend that the holders of Shares accept the Offer and tender their Shares pursuant to the Offer;

5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Tuesday, November 27, 2001, unless the Offer is extended;

6. The Offer is conditioned upon, among other things, the satisfaction or waiver of certain conditions, including (i) there having been validly tendered and not withdrawn prior to the expiration of the Offer at least the number of Shares that, when added to the Shares already owned by Parent and its direct and indirect wholly owned subsidiaries, if any, shall constitute a majority of the then outstanding Shares on a fully diluted basis (including, without limitation, all Shares issuable upon the conversion of any outstanding convertible securities or upon the exercise of any outstanding options or warrants which are vested as of the date of the Merger Agreement or are capable of vesting during the ninety (90) day period following consummation of the Offer and (ii) the receipt by Purchaser and the Company of certain governmental and regulatory approvals. The Offer also is subject to certain other conditions contained in the Offer to Purchase. See "Section 1. Terms of the Offer; Expiration Date," "Section 14. Certain Conditions of the Offer" and "Section 15. Certain Legal Matters and Regulatory Approvals" of the Offer to Purchase, which set forth in full the conditions to the Offer; and

7. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any jurisdiction where the making of the Offer or the acceptance of Shares pursuant thereto is prohibited by any administrative or judicial action or by any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state.

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                          INSTRUCTIONS WITH RESPECT TO
                         THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       of
                 TENDER LOVING CARE HEALTH CARE SERVICES, INC.
                                       by
                          TLC ACQUISITION CORPORATION
                          a wholly owned subsidiary of
                                 E-MEDSOFT.COM

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated October 29, 2001 and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by TLC Acquisition Corporation, a Delaware corporation, a wholly owned subsidiary of e-MedSoft.com, a Nevada corporaton, to purchase all of the issued and outstanding shares of common stock, par value $0.01 per share ("Shares"), of Tender Loving Care Health Care Services, Inc, a Delaware corporation, for $1.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions described in the Offer to Purchase and related Letter of Transmittal.

    This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions described in the Offer.

Dated: ___________, 2001
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Number of Shares to be Tendered:*

                                   SIGN HERE

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                                  Signature(s)

Account Number:

Date: ___________, 2001

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                          Please type or print name(s)

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                          Please type or print address

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                        (Area Code and Telephone Number)

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              (Taxpayer Identification or Social Security Number)

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

   THIS FORM MUST BE RETURNED TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT.

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